CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-206788 and 333-232632) of Nexstar Media Group, Inc. of our report dated March 2, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting of TEGNA Inc., which is incorporated by reference in this Current Report on Form 8-K/A.

/s/ PricewaterhouseCoopers LLP
Washington, District of Columbia
June 4, 2026